                                                                   Exhibit 10.26



                               TRUST AGREEMENT

         This Trust Agreement ("Agreement") is made as of 15th day of October 1996 between Ameripath, Inc., a Delaware corporation (the "Settlor"), and Beno Michel ("Michel") as trustee (in such capacity, the "Trustee").

         WHEREAS, as of the date hereof, Michel owns one hundred percent (100%) of the outstanding capital shares of Beno Michel, M.D., Inc., an Ohio professional corporation (the "Ohio PC");

         WHEREAS, promptly after the execution of this Agreement, the trust created hereby (the "Trust") shall enter a certain Stock Purchase Agreement (the "PC Purchase Agreement") with Michel pursuant to which Michell shall agree to sell all of the outstanding Ohio PC shares to the Trust on the terms and conditions set forth in the PC Purchase Agreement; and

         WHEREAS, the Settlor seeks to create the Trust as provided herein and seeks to appoint Michel as the initial Trustee of the Trust.

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties agree to be legally bound as follows:

         1.       CREATION OF THE TRUST; INITIAL TRUSTEE: SUCCESSOR TRUSTEE.

         (a) Name. The Trust shall be named and referred to as the "AmeriPath Ohio Trust."

         (b) Initial Trustee. The Settlor hereby appoints Michel to act as the initial Trustee in accordance with the terms of this Agreement. Michel hereby accepts such appointment and agrees to act as the Trustee in accordance with the terms of this Agreement.

         (c) Successor Trustee. If Michel or any Successor Trustee ceases to serve, is removed, or resigns as Trustee pursuant to Section 6 hereof, the Successor Trustee (as defined below) shall be named pursuant to Section 6(a) and 6(b) of this Agreement, as appropriate. A Successor Trustee shall have all the powers, obligations and discretions given to the original Trustee. Any person or institution may rely upon the representations of a Successor

Trustee, as to its authority and incumbency, until receiving written instructions to the contrary from the Settlor.


         2.  PROPERTY IN TRUST.

         (a) Initial Deposit in Trust. Concurrently with the execution of this Agreement, the Settlor is delivering to the Trustee, on behalf of the Trust, $6,500,000 (in immediately available funds), stock certificate evidencing 96,000 shares of Common Stock of the Settlor and a promissory note of the Settlor in the stated principal amount of $1,500,000 (collectively, the "Initial Trust Estate"). The Trustee acknowledges receipt of the Initial Trust Estate. Promptly following the execution of this Agreement, Michel, acting in his individual capacity, shall deliver all outstanding shares of the Ohio PC to the Trustee, acting on behalf of the Trust, pursuant to the terms and conditions of the PC Purchse Agreement. The Initial Trust Estate, Ohio PC shares and all other property of any kind that becomes a part of the Trust in accordance with this Agreement and the PC Purchase Agreement for the primary benefit of the Settlor.

         (b) Other Additions To The Trust. At any time, the Settlor may add property to the Trust. All such additions, however, shall be subject to the Trustee's power to refuse to accept such property if, in its sole discretion, it determines that such property would cause the Trustee to incur liability under any federal, state, or local law or regulation. The Settlor agrees that it shall add, and the Trustee agrees that it shall accept, hold, manage and distribute, funds and securities issued by the Settlor in such amounts and at such times as may be required to discharge the Trust's obligations under the PC Purchase Agreement.

         3.  WITHDRAWAL, TERMINATION, AND MODIFICATION.

         (a) Withdrawal. The Settlor reserves the right at any time without the consent of the Trustee to withdraw any asset of the Trust or to terminate the Trust by written instrument delivered personally or by certified mail, return receipt requested, to the Trustee.

         (b) Modification. The Settlor reserves the right at any time without the consent of the Trustee to modify this Agreement in any respect by delivery personally or by certified mail, return receipt requested, of a written modification to the Trustee; provided, however, that any modification affecting the powers or obligations of the Trustee shall be subject to the written approval of the Trustee, who, upon disagreement with said modifications, shall be deemed to have resigned its office as Trustee.

         (c) Termination of Trust Agreement. This Agreement and the Trust created hereunder shall continue until the earlier of (i) the date specified in a written notice given to the Trustee by the Settlor, and (ii) 21 years after the death of the last survivor of the descendants of the late King George V of the United Kingdom of Great Britain and Northern Ireland who were living on the date hereof, but if any rights, privileges or options hereunder shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor (or, without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross exceeding the period for which such rights, privileges and options are hereinabove stared to extend and be valid), then such right, privileges or options shall not terminate as aforesaid but shall extend to and continue in effect, but only if such non-termination and extension shall then be valid under applicable law, until such time as the same shall, under applicable law, cease to be valid.

         (d) Actions by the Trustee upon Termination. Upon termination of this Agreement and the Trust created hereby, the Trustee shall take such action as may be specified in writing by the Settlor to transfer the Assets to the Settlor.

         (e) Compliance with Laws. The Settlor agrees not to exercise any right reserved in Section 3(a), 3(b) or 3(c) hereof in a manner that could foreseeably result in a violation of any Laws (as hereinafter defined) by any one or more of the Settlor, the Ohio PC, the Trustee or Michel.

         4.  DISTRIBUTIONS FROM TRUST.

         (a) Distribution of Income. The Trustee shall distribute the net income of the Trust, if any, to the Settlor at such times and in such amounts as the Settlor directs in writing.

         (b) Distribution of Property or Principal. The Trustee shall pay or distribute the property or principal of the Trust to the Settlor at such times and in such amounts as the Settlor directs in writing. The Settlor agrees not to direct the distribution of the Ohio PC shares in a manner that could foreseeably result in a violation of any Laws (as hereinafter defined) by any one or more of the Settlor, the Ohio PC, the Trustee or Michel.

         5. POWERS AND OBLIGATIONS OF TRUSTEE.

         (a) Powers. The Trustee, as a fiduciary, shall have, subject to the restrictions set forth in this Section 5 and in addition to all other powers granted to the Trustee by law, the powers set forth in this Section 5. The Trustee shall have such powers without giving bond and without being supervised by any court.

             i) General Powers Over Trust Funds. The Trustee may not distribute, sell, transfer, pledge or exchange any or all of the assets of the Trust (the "Assets") without the prior written consent of the Settlor; but otherwise has full power and authority to do everything in the management and for the preservation of the Assets that it considers proper and for the best interests of the Trust. The Settlor hereby authorizes and instructs the Trustee to deliver such Assets, execute and deliver such documents, and take such other actions as may be required, to discharge the Trust's obligations under the PC Purchase Agreement, without further written consent or other action by the Settlor, to the extent, but only to the extent, such obligations are to be discharged at the Closing referred to in the PC Purchase Agreement.

             ii) Fiduciary Responsibility. The Trustee shall not be held responsible for any loss sustained by the Trust through any error of judgment made in good faith, but shall be liable only for the Trustee's own willful misconduct, gross negligence or breach of good faith. The Trustee shall not be personally liable upon any debt of or claim against the Trust unless personal liability has been expressly assumed in writing by the Trustee.

             iii) Practice of Medicine. It is anticipated that the Assets shall include shares of stock in one or more professional corporations. Nothing contained in any provision of this Agreement shall be construed so as to constitute the practice of medicine by the Trust, the Trustee, or the Settlor.

             iv) Indemnification. The Settlor shall indemnify the Trustee, in the Trustee's individual capacity, from any liability, loss, claim, damage, judgment, award or expense (including reasonable attorney's fees and disbursements) arising out of the performance of the trustee's duties hereunder; provided, however, that the Settlor shall have no obligation to indemnify the Trustee for the Trustee' s own willful misconduct, gross negligence or breach of good faith. The Settlor may provide insurance for the Trustee in such types and amounts as the Settlor deems reasonably necessary. The Trustee's right to indemnification hereunder shall survive any resignation or removal of the Trustee, or and termination of the Trust, with respect to any claim or matter arising out of any action taken or not taken by the Trustee, or any other circumstance or event occurring or existing, on or before the date of any such resignation, removal or termination.

         (b) Records. The Trustee shall keep such records of Trust transactions as may be requested in writing by the Settlor; and the Settlor, through any executive officer, shall at all reasonable times have the right to inspect the records of the Trust.

         (c) Release of Trustee's Obligation to Examine Records. The Trustee or Successor Trustee shall have no responsibility for inquiring into, reviewing or auditing the administration of any Asset before such asset was accepted as Trust property, and Successor Trustee shall have no liability for any act or omission of any prior Trustee or prior Successor Trustee regarding the administration of Assets; provided, however, that no Trustee or Successor Trustee shall be relieved of responsibility with reference to its own acts or omissions in any other capacity.

         (d) Action Upon Instructions. Subject to the provisions of Section 8 hereof, upon the written instructions of the Settlor, the Trustee will: (i) give such notice or direction or exercise such right, remedy or power hereunder or in respect of all or any part of the Assets, as may be specified in such instructions; (ii) take such action to hold, preserve, protect or otherwise deal with the Assets as may be specified in such instructions; (iii) approve as satisfactory all matters required by the terms of the PC

 Purchase Agreement to be satisfactory to the Trustee as may be specified in such instructions; and (v) exercise the Trust's rights as holder of Ohio PC shares in such manner as may be specified in such instructions (including exercising rights to consent in writing, vote at meetings of stockholders (in person or by proxy) or otherwise take such actions as under applicable law shareholders are permitted or required to take (including election of directors)). Except as provided in the last sentence of Section 5(a)(i), the Trustee shall not be obligated to take any action in performance of its convenants under the PC Purchase Agreement unless such actions is specified in written instructions from the Settlor.

         (e) No Duties Except as Specified in Trust Agreement or Instructions. The Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Assets, or to otherwise take or refrain from taking any action under or in connection with the Assets, except as expressly provided by the terms of this Agreement or in written instructions from the Settlor, and no implied duties or obligations shall be read into this Agreement against the Trustee.

         (f) Absence of Duties. Except in accordance with written instructions furnished pursuant to Section 5(d) and without limiting the generality of
Section 5(e), the Trustee shall have no duty to (i) file, record or deposit this Agreement or any instrument or document described herein or in the PC Purchase Agreement, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document, (ii) obtain insurance on Assets or effect or maintain any such insurance, other than to receive and forward to the Settlor any notices, policies, certificates or binders furnished to the Trustee pursuant to the PC Purchase Agreement, (iii) maintain the Assets, (iv) pay or discharge any tax or any lien owing with respect to or assessed or levied against any part of the Assets, other than to forward notice of such tax or lien received by the Trustee to the Settlor, or (vi) manage, control, use, sell, dispose of or otherwise deal with any part of the Assets.

         (g) Reliance; Advice of Counsel. The Trustee shall not incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, resort, opinion, bond or other document or paper believed by him to be genuine and believed by him to be signed by the proper party or parties. The Trustee may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on an officer's certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by him in good faith in reliance thereon. In the administration of the trusts hereunder, the Trustee may execute any of the trusts or powers hereof and perform his powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Trust, consult with counsel, accountants and other skilled persons to be selected and employed by him, and the Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons and not contrary to express provisions of this Agreement, unless the selection of such counsel, accountants or other persons shall have been made with negligence, willful misconduct or bad faith.

         6.  SUCCESSOR TRUSTEE AND COMPENSATION.

         (a) Removal of Trustee and Appointment of Successor. Any Trustee may be removed at any time with or without cause by a document signed by the Settlor. The Settlor shall designate and appoint a Successor Trustee or Trustees (a "Successor Trustee") who, to the extent required by law shall be a doctor of medicine duly licensed to practice medicine in the State of Ohio. Any such Successor Trustee shall be appointed in accordance with the terms of this Agreement, and the Settlor shall deliver by certified mail, return receipt requested, a document making such appointment, accompanied by the documents removing the Trustee, to the Trustee being removed and to such Successor Trustee. The Successor Trustee appointed in accordance with the foregoing shall promptly deliver a written acceptance thereof to the then acting Trustee. All of the Trust property in the possession of the then acting Trustee shall be delivered to the Successor Trustee, together with an accounting of Trust property, receipts and disbursements (which accounting shall be conducted at the expense of the Settlor); upon so doing, the then acting Trustee shall have no further responsibility or right to administer the Trust. Thereupon, such Successor Trustee shall become vested with all of the Trust property with the same effect as if originally designated as Trustee.

         (b) Resignation of Trustee. Michel, as Trustee, or any successor Trustee acting hereunder may resign at any time by giving written notice to the Settlor which resignation shall be effective immediately upon receipt of such notice In that event, the Settlor shall select a Successor Trustee and the Trust Assets shall be transferred in accordance with terms set forth in Section 6(a) above.

         (c) Compensation of Trustee. Any individual serving as the Trustee hereunder shall serve without bond. As compensation for all services under this Agreement, the Settlor shall pay to the Trustee, for his individual account, $100 per year (or portion thereof) during the term of this Agreement, payable in arrears on September 30 of each year (commencing September 30, 1997) or earlier removal or resignation of the Trustee or termination of the Trust. The Trustee will be entitled to reimbursement only for actual expenses as the Trustee hereunder and the indemnification provided in Section 5 hereof.

         (d) Situs of Trust. Except as otherwise expressly provided herein, the validity, effect, and interpretation of this Agreement, and of the property interests created herein, shall be controlled by the laws of the State of Ohio; such laws shall also govern the administration of the Trust hereunder.

         7. NOTICE. Any notice required or permitted to be given under this Agreement shall be given by registered or certified mail, return receipt requested in a pre-paid envelope, by overnight mail or courier, or by facsimile transmission with receipt acknowledged addressed to the parties as follows (or at other addresses as shall be given in writing by either party to the other):

                  If to Settlor:     AmeriPath, Inc.
                                     800 Cypress Creek Road, Suite 200
                                     Fort Lauderdale, Florida 33334
                                     Attn: James C. New, President

                  If to Trustee:     Beno Michel, M.D.
                                     23200 Chagrin Building 5, Suite 350
                                     Beechwood, OH  44122


         8. NO VIOLATION OF LAW. Nothing in this Agreement shall be construed to impose upon Michel any requirement if complying with such requirement could foreseeably result in a violation of any law, rule, regulation, order, judgment, award or determination of any court, arbitrator, governmental or other authority, including the violation of any code of professional ethics or other mandate of the medical profession (collectively, the "Laws"). The Settlor shall not knowingly issue to Michel any direction or impose on him any requirements, which if performed by Michel could foreseeably violate the Laws. Without limiting the foregoing, the Settlor shall not interfere in any way with the exercise by Michel of his professional judgment.

         9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10. SALE OF THE ASSETS BY THE TRUSTEE IS BINDING. Any sale, transfer, or other conveyance of the Assets or any part thereof by the Trustee made pursuant to the terms of this Agreement or the PC Purchase Agreement shall bind the Settlor and shall be effective to sell, transfer and convey all right, title and interest of the Trustee and the Settlor in and to such Assets or any part thereof. Michel, acting in his individual capacity as Seller under the PC Purchase Agreement, shall not be required to inquire as to the authorization, necessity, expediency or regularity of such sale, transfer or conveyance with respect thereto by the Trustee or the Settlor.

         11. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Settlor and its successors and assigns and the Trustee and his successors, representatives and assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by each of the parties hereto shall bind the successors and assigns of such party. Upon the death of any individual acting as the Trustee hereunder, his estate or other legal representative shall promptly resign as the Trustee pursuant to
Section 6(b) hereof.

         IN WITNESS WHEREOF, the parties have executed this document as of the date first above written.


                                       AMERIPATH, INC.

                                       By:  /s/ Robert P. Wynn
                                          -------------------------------------
                                       Its: Vice President



                                       TRUSTEE:

                                          /s/ Beno Michel, M.D.
                                       ----------------------------------------

                    FIRST MODIFICATION TO THE TRUST AGREEMENT

                                 TRUST AGREEMENT

         This First Modification to the Trust Agreement ("Modification") is made as of the 30th day of October, 1996 by AMERIPATH, INC., a Delaware corporation (the "Settlor"), pursuant to that certain Trust Agreement dated as of October 15, 1996, by and between the Settlor and BENO MICHEL, M.D., as trustee (the "Trustee").

         WHEREAS, the Settlor and the Trustee entered into a Trust Agreement dated October 15, 1996 (the "Trust Agreement"), a copy of which is attached hereto; and

         WHEREAS, Section 3(b) of the Trust Agreement provides that the Trust Agreement may be modified by the Settlor without the consent of the Trustee by delivering to the Trustee, by certified mail, return receipt requested, a written modification.

         WHEREAS, the Settlor desires to modify the Trust Agreement as provided herein.

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties agree to be legally bound as follows:

         1. The recitals set forth above are true and correct in all respects and are incorporated herein and made a part hereof.

         2. All capitalized terms used in this Modification without definition shall have the meanings assigned thereto in the Trust Agreement.

         3. Section 1(a) of the Trust Agreement is hereby amended by deleting
Section 1(a) in its entirety and replacing it with the following:

            "(a) Name. The Trust shall be named and referred to as the "AmeriPath Cleveland Trust."

         4. All other terms and conditions of the Trust Agreement shall remain unchanged.

         IN WITNESS WHEREOF, the undersigned has executed this Modification as of the date first above-written.




                                        AMERIPATH, INC.


                                        By:  /s/ Robert P. Wynn
                                             ----------------------------------
                                             Robert P. Wynn, Executive Vice
                                             President and Chief Financial
                                             Officer